Exhibit 99.2

WesBanco, Inc. Announces Agreement and Plan of Merger with First Sentry Bancshares, Inc.

Wheeling, WV, November 13, 2017 – WesBanco, Inc. (“WesBanco”) (Nasdaq: WSBC) and First Sentry Bancshares, Inc. (“First Sentry”) (OTC Pink: FTSB) jointly announced today that they have executed a definitive Agreement and Plan of Merger providing for the merger of First Sentry with and into WesBanco. James C. Gardill, Chairman of the Board, and Todd F. Clossin, President and CEO, of WesBanco and Robert H. Beymer, Chairman of the Board, and Geoffrey S. Sheils, President and CEO, of First Sentry, made the joint announcement.

Under the terms of the Agreement and Plan of Merger, which has been approved by the board of directors of both companies, WesBanco will exchange shares of its common stock for First Sentry common stock, in an all-stock transaction. First Sentry shareholders will be entitled to receive 1.5869 shares of WesBanco common stock for each share of First Sentry common stock for a total value of approximately $64.00 per share or $101.4 million (including options) based on the 15-day average closing price of WesBanco common stock ending on November 9, 2017 of $40.33. The merger is expected to qualify as a tax-free reorganization.

“We look forward to providing the customers of First Sentry with a broader array of banking services, including expanded commercial and mortgage lending capabilities as well as trust and wealth management services,” said Todd F. Clossin, President and Chief Executive Officer of WesBanco. “First Sentry’s commercial lending focus and solid credit quality matches well with WesBanco’s strengths and strategies, and will enhance our position in the attractive Huntington, WV MSA, as well as nicely bridging our existing Charleston, WV and southeastern Ohio markets.”

“First Sentry is an outstanding community-based financial institution with a strong management team that shares our commitment to client service and community banking. We are pleased to be able to partner with them to help provide continuing value to the community,” said James C. Gardill, WesBanco’s Chairman of the Board.

Excluding certain one-time merger charges, the transaction should be approximately 2% accretive to 2018 earnings and 3.3% accretive to 2019 earnings. Estimated tangible book value dilution at closing of approximately 1.2% is expected to be earned back in approximately 2.5 years using the “cross-over” method, including estimated merger-related expenses of approximately $9.9 million. The acquisition is subject to the approvals of the appropriate banking regulatory authorities and the approval of the shareholders of First Sentry. The transaction is anticipated to be completed during the first or second quarter of 2018.

“We are excited about our merger with WesBanco as it will provide additional high quality products and services for our customers, as well as growth opportunities for our employees,” said Geoffrey S. Sheils, First Sentry’s President and CEO, who will join WesBanco as Market President upon completion of the merger. “WesBanco’s nearly 150 year history as a community bank combined with its strong operating performance and demonstrated track record of merger success makes WesBanco the ideal partner for First Sentry Bank.”

“Our partnership with WesBanco will be a great benefit to our clients, employees, and shareholders,” said Robert H. Beymer, Chairman of the Board of First Sentry Bancshares. “In addition, I look forward to continuing my relationship as Chairman of the Huntington market advisory board for WesBanco, which will be comprised of my fellow First Sentry board members to ensure a smooth transition in the local market.”

At September 30, 2017, WesBanco had consolidated assets of approximately $9.9 billion, deposits of $7.1 billion, loans of $6.4 billion, and shareholders’ equity of $1.4 billion.

At September 30, 2017, First Sentry had consolidated assets of approximately $666 million, deposits of $527 million, loans of $455 million, and shareholders’ equity of $52 million.

All of the directors and executive officers of First Sentry have entered into voting agreements with WesBanco pursuant to which they have agreed to vote their shares in favor of the transaction. The approximate four to six month time period leading to the consummation of the merger has officials of both organizations optimistic that organizing around customer service and product delivery can be accomplished with as little employee disruption as possible.

Financial advisors involved in the transaction were D.A. Davidson & Co., representing WesBanco, and Sandler O’Neill + Partners, L.P., representing First Sentry.

Legal representations in the transaction include Phillips Gardill Kaiser & Altmeyer PLC and K&L Gates LLP for WesBanco, and Bowles Rice LLP for First Sentry.

Forward-looking Statements:

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, and including statements about the benefits of the proposed merger between WesBanco and First Sentry, which are subject to numerous assumptions, risks, and uncertainties. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: the businesses of WesBanco and First Sentry may not be integrated successfully or such integration may take longer to accomplish than expected; the expected cost savings and any revenue synergies from the proposed merger may not be fully realized within the expected timeframes; disruption from the proposed merger may make it more difficult to maintain relationships with clients, associates, or suppliers; the required governmental approvals of the proposed merger may not be obtained on the expected terms and schedule; First Sentry’s shareholders may not approve the proposed merger; changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of other business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure; and other factors described in WesBanco’s 2016 Annual Report on Form 10-K, and documents subsequently filed by WesBanco with the Securities and Exchange Commission (“SEC”). All forward-looking statements included in this news release are based on information available at the time of the release. WesBanco does not assume any obligation to update any forward-looking statement.

Conference Call Information:

WesBanco and First Sentry will host a conference call and webcast to discuss the Agreement and Plan of Merger on November 14, 2017 at 9:00 a.m. ET. Interested parties can access the live webcast of the conference call through the Investor Relations section of WesBanco’s website, www.wesbanco.com. Participants can also listen to the conference call by dialing 888-347-6607 (domestic), 855-669-9657 (Canada), or 412-902-4290 (international), and asking to be joined into the “WesBanco call”. Please log in or dial in at least 10 minutes prior to the start time to ensure a connection.

Additional Information about the Merger and Where to Find It:

Shareholders of First Sentry and other interested parties are urged to read the proxy statement/prospectus that will be included in the Form S-4 registration statement that WesBanco will file with the SEC in connection with the merger because it will contain important information about WesBanco, First Sentry, the merger and other related matters. A proxy statement/prospectus will be mailed to shareholders of First Sentry prior to the First Sentry shareholder meeting, which has not yet been scheduled. In addition, when the registration statement, which will include the proxy statement/prospectus and other related documents, is filed by WesBanco with the SEC, it may be obtained for free from the SEC website at www.sec.gov, the Nasdaq website at www.nasdaq.com, or the WesBanco website at www.wesbanco.com.

Any questions should be directed to Todd F. Clossin, President and Chief Executive Officer (304) 234-9202, James C. Gardill, Chairman (304) 234-9216 or Robert H. Young, Executive Vice President and Chief Financial Officer (304) 234-9447 of WesBanco, or Geoffrey S. Sheils, President and Chief Executive Officer of First Sentry (304) 399-6440.

Participants in the Solicitation:

WesBanco and First Sentry and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the shareholders of First Sentry in connection with the proposed merger. Information about the directors and executive officers of WesBanco is set forth in the proxy statement for WesBanco’s 2017 annual meeting of shareholders, as filed with the SEC on March 14, 2017. Information about any other persons who may, under the rules of the SEC, be considered participants in the solicitation of First Sentry shareholders in connection with the proposed merger will be included in the Proxy Statement/Prospectus. You can obtain free copies of these documents from the SEC or WesBanco using the website information above. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About First Sentry:

First Sentry Bancshares, Inc. (www.firstsentry.com) is a bank holding company headquartered in Huntington, West Virginia and includes its wholly owned, state-chartered subsidiary bank, First Sentry Bank. The Company commenced operations on October 23, 1996, and currently operates five financial centers in West Virginia. The Bank is engaged primarily in the business of attracting deposits from the general public, and using those funds for the origination of commercial business and real estate loans, as well as secured consumer loans such as residential mortgages and home equity lines of credit. First Sentry’s common stock currently trades on the OTC Markets Group Pink Open Market under the symbol “FTSB”.

About WesBanco:

Founded in 1870, WesBanco, Inc. (www.wesbanco.com) is a multi-state, bank holding company with total assets of approximately $9.9 billion as of September 30, 2017. WesBanco is a diversified financial services institution, with a community bank at its core, built upon a strong legacy of credit and risk management. WesBanco has meaningful market share across its key geographies maintained by its commitment to dedicated customer service and solid fee-based businesses. It also provides wealth management services through a century-old trust and wealth management business, with $3.9 billion of assets under management, and serves as registered investment advisor to a proprietary mutual fund family, the WesMark Funds. WesBanco’s banking subsidiary, WesBanco Bank, Inc., operates 172 financial centers in the states of Indiana, Kentucky, Ohio, Pennsylvania, and West Virginia. In addition, WesBanco operates an insurance agency, WesBanco Insurance Services, Inc., and a full service broker/dealer, WesBanco Securities, Inc. WesBanco’s common stock trades on the Nasdaq Global Select Market under the symbol “WSBC”.

SOURCE WesBanco, Inc.

WesBanco Company Contact:

John Iannone

Vice President, Investor Relations

(304) 905-7021